COMSAT CORPORATION

                INSURANCE AND RETIREMENT PLAN FOR EXECUTIVES




                     Restated effective January 1, 1997

                        (except as otherwise stated)

                             TABLE OF CONTENTS


          Section 1 - Name and Purpose                                     PAGE
          ----------------------------                                     ----

1.1       Name                                                               3
1.2       Purpose                                                            3

          Section 2 - Definitions and Construction
          ----------------------------------------

2.1       Definitions                                                        3
2.2       Construction                                                       7

          Section 3 - Participation
          -------------------------

3.1       Initial Participation                                              7
3.2       Continued Participation                                            7
3.3       Disabled Participant                                               7

          Section 4 - Normal Retirement
          -----------------------------

4.1       Normal Retirement Age                                              7
4.2       Normal Retirement Benefit - Participation
          Commencement Date Prior to September 21, 1996                      8
4.3       Normal Retirement Benefit - Participation
          Commencement Date After September 20, 1996                         8
4.4       Nonforfeitable Benefit                                             9

          Section 5 - Early Retirement
          ----------------------------

5.1       Early Retirement Date                                              9
5.2       Retirement Benefit                                                 9

          Section 6 - Late Retirement
          ---------------------------

6.1       Late Retirement Date                                              10
6.2       Retirement Benefit                                                10

          Section 7 - Termination of Employment
          -------------------------------------

7.1       Retirement Benefit - Participation
          Commencement Date Prior to September 21, 1996                     10
7.2       Retirement Benefit - Participation
          Commencement Date After September 20, 1996                        10

          Section 8 - Vesting
          -------------------

8.1       Vesting - Participation Commencement Date
          Prior to June 21, 1985                                            11

8.2       Vesting - Participation Commencement Date
          After June 20, 1985, and Prior to
          January 1, 1993                                                   11

8.3       Vesting - Participation Commencement Date
          After December 31, 1992                                           11
8.4       Benefits for Terminated Employees                                 12
8.5       Death Benefits                                                    12

          Section 9 - Form of Payment of
          ------------------------------
                     Retirement Benefits
                     -------------------

9.1       Normal Form of Payment                                            12
9.2       Optional Forms of Payment                                         12
9.3       1991 Lump Sum Payment Option                                      13
9.4       1992 Lump Sum Payment Option                                      13
9.5       Change in Control                                                 14
9.6       Actuarial Equivalent                                              14

          Section 10 - Death Benefits
          ---------------------------

10.1      Death Benefits While Employed                                     14
10.2      Death Benefits After Retirement                                   15
10.3      Death Benefits Offset                                             15

          Section 11 - Forfeiture of Benefits
          -----------------------------------

11.1      Termination for Cause                                             15
11.2      Employment With a Competitor                                      15

          Section 12 - Administration
          ---------------------------

12.1      Appointment of Administrator                                      16
12.2      Responsibility and Authority of Administrator                     16
12.3      Exceptions Under Board Authority                                  16

          Section 13 - Amendment or Termination of Plan
          ---------------------------------------------

13.1      Right to Amend or Terminate                                       17
13.2      Effect on Benefits Accrued                                        17

          Section 14 - Miscellaneous Provisions
          -------------------------------------

14.1      No Implied Rights                                                 17
14.2      Insurance Policies                                                17
14.3      No Assignment or Alienation                                       17
14.4      Expenses                                                          17
14.5      Applicable Laws                                                   18

                        Section 1 - Name and Purpose
                        ----------------------------

     1.1 Name. The name of this plan is the COMSAT Corporation Insurance and Retirement Plan for Executives.

     1.2 Purpose. The purpose of this plan is to provide key executives of the Corporation with supplemental retirement income and death benefits in order to assist the Corporation in attracting and retaining executives of outstanding ability.


                  Section 2 - Definitions and Construction
                  ----------------------------------------

     2.1 Definitions.  For purposes of the Plan, unless a different meaning
is  plainly  required  by  the  context,  the  following   definitions  are
applicable:

          (a) "Accrued Benefit" means an amount equal to the Normal Retirement Benefit of a Participant, as of any date, as though that date were the date of termination of his employment.

          (b) "Administrator" means the person appointed by the Board in accordance with Section 12.1.

          (c) "Age" means the number of full years which have elapsed since the Participant's date of birth.

          (d) "Beneficiary" means a person designated by a Participant, in a written instrument filed with and in a form satisfactory to the Administrator, to receive the lump sum death benefit payable under Section
10.1 or 10.2 upon the death of a Participant.

          (e) "Board" means the Board of Directors of COMSAT Corporation or any successor to such Corporation.

          (f)  "Change  in   Control"   means,   with   respect  to  COMSAT
Corporation, the occurrence of any of the following events:

               (i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Corporation; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this definition: (A) any acquisitions of voting securities of the Corporation by the Corporation, or (B) any acquisitions of voting securities of the Corporation by any employee benefit or stock ownership plan or related trust sponsored or maintained by the Corporation for the benefit of its employees;

               (ii) Any change in the composition of the Board such that the individuals who, as of May 17, 1996, constitute those members of the Board who have been elected by the shareholders of the Corporation in accordance with the provisions of Section 303(a) of the Communications Satellite Act of 1962, as amended (the "Incumbent Directors"), cease for any reason to constitute a majority of the Board at any time; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election, was approved by a vote of at least three-fourths (3/4) of the then Incumbent Directors shall be considered as though such individual were an Incumbent Director;

               (iii) Approval by the shareholders of the Corporation of a merger, share exchange, swap, consolidation, recapitalization or other business combination involving any other corporation or entity (a "Transaction"), the effect of which would result in the combined voting securities of the Corporation immediately prior to the effectiveness of such Transaction continuing to represent less than sixty percent (60%) of the combined voting power of the voting securities of the Corporation, or of any surviving entity of, or parent entity following, the Transaction, immediately after the effectiveness of the Transaction;

               (iv) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation, or (B) the sale or disposition by the Corporation of all or substantially all of its assets other than to a corporation or entity with respect to which following such sale or other disposition more than eighty percent (80%) of the then combined voting power of the voting securities of such corporation or entity is, immediately following such sale or disposition, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Corporation upon or immediately before such approval; or

               (v) Any event that would be required to be reported in response to Item 6(e) or any successor thereto of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

provided, however, that none of the events described in clauses (i) through
(v) shall be deemed to constitute a Change in Control if, prior to the occurrence of such event, the Board adopts a resolution specifically providing that the event shall not be deemed to constitute a Change in Control for purposes of the Plan.

               (g) "Corporation" means COMSAT Corporation or any successor thereto, and any subsidiary of such Corporation.

               (h) "Disability" means total disability as defined in the Corporation's Long-Term Disability Plan.

               (i) "Disabled Participant" means a Participant who incurs a Disability while he is an Employee and who continues to accrue Credited Service under the Retirement Plan.

               (j) "Early Retirement Date" means the date on which a Participant retires pursuant to Section 5.1.

               (k) "Early Retirement Supplement" means the amount of annual income equal to the Primary Social Security Benefit of the Participant used in determining his Normal Retirement Benefit under the Retirement Plan.

               (l) "Earnings" means:

                    (i) In the case of a Participant whose Participation Commencement Date is prior to September 21, 1996, (A) the regular, basic salary received by the Participant from the Corporation, before any salary reductions, (B) Incentive Compensation, (C) dividend equivalents from Restricted Stock Units, and (D) cash proceeds from vested Restricted Stock Units.

                    (ii) In the case of a Participant whose Participation Commencement Date is after September 20, 1996, the items described in subparagraphs (i)(A) and (B).

Incentive Compensation, dividend equivalents from Restricted Stock Units, and cash proceeds from vested Restricted Stock Units shall be included in Earnings at the earliest time they could have been paid to the Participant in cash, whether or not he elects to receive such payment then or defer it to a later date.

               (m) "Employee" means any person who is employed by the Corporation.

               (n) "Highest Average Earnings Period" means:

                    (i) In the case of a Participant whose Participation Commencement Date is prior to September 21, 1996, the 48 consecutive months in which the Participant's Earnings were the greatest. If a Participant has completed less than 48 consecutive months of employment with the Corporation as of any date, "Highest Average Earnings Period" shall mean all of the consecutive months of employment with the Corporation as of that date.

                    (ii) In the case of a Participant whose Participation Commencement Date is after September 20, 1996, the 60 consecutive months during the 120 months immediately preceding the Participant's Normal Retirement Date, Early Retirement Date, Late Retirement Date or date of termination of employment with the Corporation, whichever is earlier, in which his Earnings were the greatest. If a Participant has completed less than 60 consecutive months of employment with the Corporation at such date, "Highest Average Earnings Period" shall mean all of the consecutive months of employment with the Corporation immediately preceding such date.

               (o) "Highest Average Annual Earnings" means the amount determined by dividing the total Earnings earned by a Participant during his Highest Average Earnings Period by the number of years (including fractions of years) included in the Highest Average Earnings Period.

               (p) "Inactive Participant" means a Participant who is no longer an Employee but who has an interest in the Plan which has not been fully paid.

               (q)   "Incentive    Compensation"   means   the   additional
compensation awarded a Participant under the Corporation's Annual Incentive Plan, as amended from time to time.

               (r) "Late Retirement Date" means the date on which a Participant retires pursuant to Section 6.1.

               (s) "Normal Retirement Benefit" means the amount of annual income payable from and after a Participant's Normal Retirement Date, as calculated as provided in Section 4.2 or 4.3, whichever is applicable.

               (t) "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's 65th birthday. The "normal retirement age" under the Plan shall be age 65.

               (u) "Participant" means an Employee participating in the Plan in accordance with Section 3, an Inactive Participant, and a Disabled Participant.

               (v) "Participation Commencement Date" means the date on which an Employee becomes a Participant in the Plan in accordance with
Section 3.
                                     6

               (w) "Plan" means the COMSAT Corporation Insurance and Retirement Plan for Executives, as amended from time to time.

               (x) "Restricted Stock Units" (RSUs) means stock units awarded to a Participant under the Corporation's 1986 or 1990 Key Employee Stock Plans or any successors thereto.

               (y) "Retirement Plan" means the Corporation's qualified defined benefit pension plan, currently known as the COMSAT Corporation Retirement Plan, as amended from time to time, or any successor thereto.

               (z)   "Spouse"   means  the  person  who  is  married  to  a
Participant on the date of the Participant's death.

               (aa) "Years of Service" means the number of full years which a Participant has been employed by the Corporation.

               (bb) Any term used in the Plan in capitalized form which is not defined in one of the preceding paragraphs shall have the same meaning as in the Retirement Plan.

          2.2 Construction. Wherever applicable, the masculine pronoun shall mean or include the feminine pronoun, and words used in the singular shall include the plural, and vice versa.


                         Section 3 - Participation
                         -------------------------

          3.1 Initial Participation. An Employee shall become a Participant in the Plan upon being designated as such by the Board. There is no minimum age or service requirement to become a Participant.

          3.2 Continued Participation. An Employee who becomes a Participant shall remain a Participant as long as he is an Employee. He shall thereafter be an Inactive Participant as long as he has an interest in the Plan which has not been fully paid.

          3.3 Disabled Participant. A Disabled Participant shall remain a Participant for all purposes of the Plan.


                       Section 4 - Normal Retirement
                       -----------------------------

          4.1 Normal Retirement Age. A Participant who has not retired earlier pursuant to Section 5.1 shall retire on his 65th birthday, except as provided in Section 6.1.

          4.2 Normal Retirement Benefit - Participation Commencement Date Prior to September 21, 1996. Subject to the provisions of Sections 8.1 through 8.3, a Participant whose Participation Commencement Date is prior to September 21, 1996 who retires at the Normal Retirement Age of 65 shall receive a Normal Retirement Benefit, beginning on his Normal Retirement Date, in an amount equal to 60 percent (65 percent in the case of the President of COMSAT Corporation, and 70 percent in the case of the Chairman and/or Chief Executive Officer of COMSAT Corporation) of his Highest Average Annual Earnings, reduced by the following:

               (a) The Normal Retirement Income of the Participant under the Retirement Plan, provided that in the case of a Participant who retires under the Retirement Plan on or after March 1, 1993, the amount of the reduction shall be the amount of annual retirement income which the Participant is actually receiving under the Retirement Plan;

               (b) The Primary Social Security Benefit of the Participant used in determining his Normal Retirement Income under the Retirement Plan;

               (c) Vested age 65 retirement benefits of the Participant from the qualified defined benefit pension plans of prior employers, including any lump sum retirement benefit previously received, expressed in the form of a single life annuity, whether or not actually paid in that form; and

               (d) Retirement benefits of the Participant from government and military pensions, expressed in the form of a single life annuity, whether or not actually paid in that form.

          4.3 Normal Retirement Benefit - Participation Commencement Date After September 20, 1996. Subject to the provisions of Sections 8.1 through 8.3, a Participant whose Participation Commencement Date is after September 20, 1996 who retires at the Normal Retirement Age of 65 shall receive a Normal Retirement Benefit, beginning on his Normal Retirement Date, in an amount equal to:

               (a) The sum of:

                    (i) An amount equal to 30 percent of the Participant's Highest Average Annual Earnings once the Participant completes 10 Years of Service; plus

                    (ii) 2 percent of the Participant's Highest Average Annual Earnings multiplied by the number of his Years of Service in excess of 10 years but not in excess of 25 years (30 years in the case of the Chief Executive Officer of the Corporation);

               (b) Reduced by the amounts described in Sections 4.2(a) and (b).

     4.4 Nonforfeitable Benefit. Except as provided in Section 11.2, the Normal Retirement Benefit of a Participant who retires at the Normal Retirement Age of 65 shall be nonforfeitable.


                        Section 5 - Early Retirement
                        ----------------------------

     5.1 Early Retirement Date. A Participant may elect to retire on the first day of any month between his 55th and 65th birthdays, provided that a Participant may retire before his 62nd birthday only with the Board's consent, and provided further that a Participant eligible for early retirement under the Retirement Plan may retire early under this Plan only if he also elects early retirement under the Retirement Plan on the same date.

     5.2 Retirement Benefit.

          (a) A Participant retiring on an Early Retirement Date shall, unless he makes the election provided for in paragraph (b), receive an annual retirement benefit, beginning on his Normal Retirement Date, in an amount equal to his Accrued Benefit at his Early Retirement Date.

          (b) Such Participant may, by a written statement filed with the Administrator at least 30 days before the date on which he wishes payment to begin, elect that payment of his annual retirement benefit shall begin on the first day of any month between his Early Retirement Date and his Normal Retirement Date. The amount of annual retirement benefit shall be equal to (i) his Accrued Benefit at his Early Retirement Date plus (ii) the Early Retirement Supplement, provided that if payment of such annual retirement benefit commences before the Participant's 62nd birthday, the amount of the Accrued Benefit shall be reduced by 1/4 of one percent (1/2 of one percent for any Participant whose Participation Commencement Date is after September 20, 1996) for each complete month between the date the
retirement   benefit   payments   commence  and  his  62nd  birthday.

          (c) Participants eligible for the Early Retirement Supplement are those (i) whose Participation Commencement Date is prior to September 21, 1996 and (ii) who either retire on or after January 1, 1988, or who are receiving an Early Retirement Benefit as of that date.

                        Section 6 - Late Retirement
                        ---------------------------

     6.1 Late Retirement Date. A Participant shall retire not later than the earlier of: (a) his 70th birthday; or (b) the earliest day upon which he meets all of the following tests: (i) he has attained age 65; (ii) his Normal Retirement Benefit under this Plan plus his Normal Retirement Income under the Retirement Plan would be at least $44,000; provided, however, that no Participant shall be required to retire before the earliest date upon which he may be required to retire under the applicable laws of the state or other jurisdiction in which he is employed.

     6.2 Retirement Benefit. A Participant retiring on a Late Retirement Date pursuant to Section 6.1 shall receive an annual retirement benefit, beginning on the first day of the month coincident with or next following his Late Retirement Date, in an amount equal to his Accrued Benefit at his Late Retirement Date.


                   Section 7 - Termination of Employment
                   -------------------------------------

     7.1 Retirement Benefit - Participation Commencement Date Prior to September 21, 1996.

          (a) A Participant whose Participation Commencement Date is prior to September 21, 1996 whose employment with the Corporation terminates for any reason other than death or retirement under this Plan shall be entitled to receive an annual retirement benefit, payable as provided in paragraph
(b), in an amount equal to his Accrued Benefit at his date of termination multiplied by a fraction, the numerator of which is the number of complete months of his employment before his termination date, and the denominator of which is the number of complete months of employment he would have had if he had retired at the normal retirement age of 65.

          (b) If a Participant entitled to an annual retirement benefit pursuant to paragraph (a) dies before payment of such retirement benefit has begun pursuant to paragraph (c), no payment shall be made under any provision of this Plan for the benefit of such Participant.

          (c)  Payment  of  the  annual  retirement   benefit  to  which  a
Participant is entitled under paragraph (a) shall begin on his Normal Retirement Date, if he shall be living on that date.

     7.2 Retirement Benefit - Participation Commencement Date After September 20, 1996. A Participant whose Participation Commencement Date is after September 20, 1996 whose employment with the Corporation terminates for any reason other than death or retirement under this Plan shall forfeit all rights to any benefits under the provisions of this Plan, except to the extent that the Board in the exercise of its discretionary authority pursuant to Section 12.3 determines to pay a benefit to such Participant.


                            Section 8 - Vesting
                            -------------------


     8.1 Vesting - Participation Commencement Date Prior to June 21, 1985. Notwithstanding any other provision of this Plan except Sections 11, 12.3, and 13, a Participant whose Participation Commencement Date is any time before June 21, 1985, shall be fully vested at all times in the annual retirement benefit and the Early Retirement Supplement to which he is entitled under the Plan.

     8.2 Vesting - Participation Commencement Date After June 20, 1985, and Prior to January 1, 1993. Notwithstanding any other provision of this Plan except Sections 11, 12.3, and 13, in the case of a Participant whose Participation Commencement Date is after June 20, 1985, and prior to January 1, 1993, the annual retirement benefit and the Early Retirement Supplement to which such a Participant is otherwise entitled under this Plan shall be multiplied by a fraction (not to exceed 1.0), the numerator of which is the number of complete months of employment with the Corporation before his retirement or termination date, and the denominator of which is 60.

     8.3 Vesting - Participation Commencement Date After December 31, 1992. Notwithstanding any other provision of this Plan except Sections 11, 12.3, and 13, a Participant whose Participation Commencement Date is after December 31, 1992, shall be entitled to receive retirement income equal to a percentage of the annual retirement benefit and the Early Retirement Supplement to which the Participant is otherwise entitled under this Plan, computed in accordance with the following schedule once the sum of the Participant's Age and the Participant's Years of Service equals 60:

          Years of Service          Vested Percentage
          ----------------          -----------------

               0-4                          0%
                5                          50
                6                          60
                7                          70
                8                          80
                9                          90
               10                         100


     8.4 Benefits for Terminated Employees. The amount of the benefits payable under the Plan for any Participant who retired or whose employment with the Corporation otherwise terminated before January 1, 1997 shall be governed in all respects by the terms of the Plan as in effect on the date of his retirement or other termination of employment.

     8.5 Death Benefits. Any benefits payable pursuant to Section 10 on account of a Participant's death shall not be reduced because the Participant had completed less than five years of employment with the Corporation at the time of his death.


             Section 9 - Form of Payment of Retirement Benefits
             --------------------------------------------------

     9.1 Normal Form of Payment. The normal form of payment of retirement benefits shall be in equal monthly installments for the life of the Participant.

     9.2 Optional Forms of Payment.

          (a) At any time prior to the date on which payment of retirement benefits is to begin, a Participant may by an instrument in writing delivered to the Administrator elect to receive, in lieu of the normal form of payment provided in Section 9.1, a retirement benefit which is the actuarial equivalent of the benefit specified in Section 9.1, in one of the forms provided for the payment of retirement benefits under the Retirement Plan.

          (b) Notwithstanding paragraph (a), with respect to a Participant who (i) retires on an Early Retirement Date, (ii) elects to begin payment of his retirement benefits before his Normal Retirement Date, and (iii) elects an optional form of payment pursuant to paragraph (a), the portion of his retirement benefits specified in Section 5.2 (b)(ii) shall be paid in equal monthly installments.

          c) Notwithstanding paragraph (a), the retirement benefit of a Participant who retires on a Late Retirement Date and who elects an optional form of payment pursuant to paragraph (a) shall not be actuarially increased to take account of the commencement of such benefits after the Participant's Normal Retirement Date.

     9.3 1991 Lump Sum Payment Option.

          (a)  For purposes of this Section 9.3:

               (i) "Lump Sum Payment" means a single payment, payable on January 1, 2000, equal to the actuarial equivalent of the retirement benefits otherwise payable to a Participant under the Plan after December 31, 2000, based on the Participant's Accrued Benefit as of March 31, 1991. In the case of a Participant who has not begun receiving retirement benefits before January 1, 2000, such actuarial equivalence shall be computed on the basis as if the Participant's retirement benefits were to begin on the later of January 1, 2001, or the first day of the month coincident with or next following his 62nd birthday.

               (ii) "Electing Participant" means an Employee who: (1) was a Participant on April 1, 1991 and (2) by an instrument in writing filed with the Administrator no later than August 31, 1991, elects to receive a Lump Sum Payment.

          (b) On January 1, 2000, a Lump Sum Payment shall be made to each Electing Participant who as of that date: (i) has begun receiving retirement benefits pursuant to Section 4.2, 5.2 or 6.2; (ii) has retired on an Early Retirement Date and has not begun to receive his annual retirement benefit pursuant to Section 5.2; or (iii) is an Employee. The annual retirement benefit payable after December 31, 2000, to the Electing Participant pursuant to Section 4.2, 5.2 or 6.2, whichever may be applicable, shall be reduced to reflect his receipt of the Lump Sum Payment.

     9.4 1992 Lump Sum Payment Option.

          (a) For purposes of this Section 9.4:

               (i) "Lump Sum Payment" means a single payment, payable on January 1, 2001, equal to the actuarial equivalent of the retirement benefits otherwise payable to a Participant under the Plan after December 31, 2001, based on the amount equal to (1) the Participant's Accrued Benefit as of March 31, 1992, less (2) if the Participant made the election provided in Section 9.3, the Participant's Accrued Benefit as of March 31, 1991. In the case of a Participant who has not begun receiving retirement benefits before January 1, 2001, such actuarial equivalence shall be computed on the basis as if the Participant's retirement benefits were to begin on the later of January 1, 2002, or the first day of the month coincident with or next following his 62nd birthday.

               (ii) "Electing Participant" means an Employee who: (1) was a Participant on January 1, 1992, and (2) by an instrument in writing filed with the Administrator no later than May 31, 1992, elects to receive a Lump Sum Payment.

          (b) On January 1, 2001, a Lump Sum Payment shall be made to each Electing Participant who as of that date: (i) has begun receiving retirement benefits pursuant to Section 4.2, 5.2 or 6.2; (ii) has retired on an Early Retirement Date and has not begun to receive his annual retirement benefit pursuant to Section 5.2; or (iii) is an Employee. The annual retirement benefit payable after December 31, 2001, to the Electing Participant pursuant to Section 4.2, 5.2 or 6.2, whichever may be applicable, shall be reduced to reflect his receipt of the Lump Sum Payment.

     9.5 Change in Control.* Notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, each Participant in the Plan shall be entitled to an immediate lump sum payment in an amount equal to the actuarial equivalent of the Participant's Accrued Benefit as of the date of occurrence of the Change in Control determined without regard to Sections 8.1 through 8.3.

     9.6 Actuarial Equivalent. Wherever in the Plan a benefit is required to be the actuarial equivalent of another benefit, such actuarial equivalence shall be computed on the basis of (a) Table V in section 1.72-9 of the Treasury Department Regulations and (b) the Pension Benefit Guaranty Corporation's interest rate for immediate annuities, both as in effect for the month preceding the date of distribution of such benefit.


                        Section 10 - Death Benefits
                        ---------------------------


     10.1 Death Benefits While Employed. If a Participant dies while an active Employee:






* Effective as of February 16, 1996.

          (a) His Spouse shall receive an annual death benefit in an amount equal to 50% of his Accrued Benefit at the date of his death. Such benefit shall be payable in equal monthly installments beginning on the first day of the month coincident with or next following the date of the Participant's death, and continuing until the earlier of (i) the completion of 120 months or (ii) the date of the Spouse's death.

          (b) In the case of a Participant whose Participation Commencement Date is prior to September 21, 1996, his Beneficiary shall receive a lump sum death benefit in the amount of $200,000 as soon as practicable after the date of his death.

     10.2 Death Benefits After Retirement. If a Participant whose Participation Commencement Date is prior to September 21, 1996 dies after retirement, his Beneficiary shall receive a lump sum death benefit in the amount of $200,000 as soon as practicable after the date of his death.

     10.3 Death Benefits Offset. If a Participant dies before January 1, 2000, any payments made to the Participant's Spouse or Beneficiary pursuant to life insurance policies on the life of the Participant which are purchased in connection with this Plan shall be offset against, and shall to that extent reduce the payments otherwise required to be made to such Spouse or Beneficiary pursuant to Section 10.1 or 10.2.


                    Section 11 - Forfeiture of Benefits
                    -----------------------------------


     11.1 Termination for Cause. A Participant whose employment with the Corporation is terminated for cause shall forfeit all right to any benefits under the provisions of this Plan. For this purpose, a Participant's employment with the Corporation shall be considered to be terminated for cause only if: (a) the Participant is convicted of a felony, without regard to his right to appeal, which involves the Corporation's real, tangible or intellectual property, any of its personnel or any person with whom the Corporation has a business relationship, and (b) at least two-thirds of the members of the Board affirmatively vote, in their sole discretion, to terminate the Participant's employment with the Corporation because of such conviction.

     11.2 Employment With a Competitor. A Participant who, without the written consent of the Administrator, becomes employed with a competitor of the Corporation, shall forfeit all rights to any further benefits under the provisions of this Plan; provided, however, that the benefits of a Participant whose Participation Commencement Date is prior to January 1, 1993, and who retires at the normal retirement age of 65, or who retires at a later date upon meeting all of the tests of Section 6.1 (a)(ii), shall be nonforfeitable. For this purpose, a Participant shall be considered to be employed with a competitor of the Corporation only if, within the period ending two years after the date of his termination of employment with the
Corporation:

          (a) there is a final judgement by a court of competent jurisdiction, in an action brought by the Corporation, that the Participant is liable for an act of unfair competition or the misappropriation of trade secrets or confidential information; or

          (b) (i) the Participant is employed in a management position with another employer in a line of business that is classified under the same four-digit industry code of the Standard Industrial Classification as is a line of business operated by the Corporation, and (ii) such line of business generated revenues for the Corporation during the previous 12-month period exceeding the greater of (1) $10,000,000 or (2) two percent of the total revenues generated during such period by the Corporation.


                        Section 12 - Administration
                        ---------------------------

     12.1 Appointment of Administrator. The Board shall appoint a person to serve as Administrator of the Plan. The initial Administrator shall be the Vice President for Human Resources and Organization Development.

     12.2 Responsibility and Authority of Administrator. The Plan shall be administered by the Administrator, who shall have the responsibility and authority to, among other things, (a) interpret and construe the terms of the Plan and (b) adopt such regulations, rules, procedures and forms consistent with the Plan as he considered necessary or desirable for the administration of the Plan. In all cases the determination of the Administrator shall be final, conclusive and binding on all persons, subject to Section 12.3.

     12.3 Exceptions Under Board Authority. Notwithstanding any other provision of this Plan, the Board in its sole discretion shall have the authority to make exceptions to the normal application and administration of any and all provisions of the Plan in individual cases; provided, however, that no such exception shall, without the written consent of the person involved, deprive any Participant, Beneficiary or Spouse of any part of his benefits under the Plan accrued as of the time such exception is made.

               Section 13 - Amendment or Termination of Plan
               ---------------------------------------------


     13.1 Right to Amend or Terminate. The Board reserves in its sole discretion the right, at any time and from time to time, to amend or terminate the Plan.

     13.2 Effect on Benefits Accrued. No amendment or termination of the Plan pursuant to Section 13.1 shall, without the written consent of the person involved, deprive any Participant, Beneficiary, or Spouse of any part of his benefits under the Plan accrued as of the time of such amendment or termination.


                   Section 14 - Miscellaneous Provisions
                   -------------------------------------


     14.1 No Implied Rights. Nothing in this Plan shall be deemed to: (a) give to any Employee the right to be retained in the employ of the Corporation or to interfere with the right of the Corporation to dismiss any Employee at any time, or (b) give to any Participant, Beneficiary, or Spouse (i) any right to any payments except as specifically provided for in the Plan or (ii) any interest in any insurance policies acquired by the Corporation in accordance with Section 14.2.

     14.2 Insurance Policies. The Corporation in its discretion may, but shall not be required to, provide for its obligations under the Plan through the purchase of one or more life insurance policies on the life of a Participant. Each Participant agrees, as a condition to receiving any benefits under this Plan, to cooperate in securing life insurance on his life by furnishing such information as the Corporation or any insurer may require, by submitting to such physical examinations as may be necessary, and by taking such other actions as may be requested by the Corporation or any insurer to obtain and maintain such insurance coverage.

     14.3 No Assignment or Alienation. To the extent permitted by law, no benefit provided under the Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other process. Any attempt to perform any such action shall be void.

     14.4 Expenses. The Corporation shall pay all expenses incident to the operation and administration of the Plan.

     14.5 Applicable Laws. Except as otherwise required by federal law, the provisions of the Plan and the rules, regulations, and decisions of the Board and the Administrator shall be construed and enforced according to the laws of the State of Maryland.